Edwards Lifesciences Corporation One Edwards Way · Irvine, CA USA · 92614 Phone: 949.250.2500 · Fax: 949.250.2525 www.edwards.com

FOR IMMEDIATE RELEASE

Media Contact:  Sarah Huoh, 949-250-5070
Investor Contact:  David K. Erickson, 949-250-6826

EDWARDS LIFESCIENCES REPORTS FIRST QUARTER RESULTS
IRVINE, Calif., April 25, 2017 — Edwards Lifesciences Corporation (NYSE: EW), the global leader in patient-focused innovations for structural heart disease and critical care monitoring, today reported financial results for the quarter ended March 31, 2017.
First Quarter and Recent Highlights:
•Sales grew 27 percent to $884 million; underlying1 sales increased 19 percent
•Reported sales included $62 million of Germany stocking sales
•Global THVT sales grew 47 percent to $539 million; underlying sales increased 32 percent
•U.S. THVT sales grew 38 percent to $299 million
•EPS was $1.06, an increase of 61 percent; adjusted2 EPS grew 32 percent to $0.94
•Completed acquisition of Valtech Cardio, Ltd
“Our first quarter continued a trend of exceptional growth for Edwards at both the top and bottom lines,” said Michael A. Mussallem, chairman and CEO. “Strong total sales growth of 19 percent on an underlying basis was above our expectations and reflected strength in all three of our product lines across all regions, with particular strength in transcatheter heart valves in the U.S. We’re also pleased with our progress on key R&D milestones as we pursue innovative solutions for the patients we serve."
First Quarter 2017 Results
Sales for the quarter ended March 31, 2017 were $883.5 million, up 26.7 percent, which included $61.8 million of Germany stocking sales. On an underlying basis sales grew 19.1 percent over the first quarter last year. Underlying sales growth excludes the impact of the Germany stocking sales, as customers in Germany elected to purchase additional inventory of the SAPIEN 3 valve in anticipation of a potential supply interruption resulting from recent intellectual property litigation. Net income for the quarter ended March 31, 2017 was $230.2 million, or $1.06 per share. Adjusted earnings per share grew 32 percent to $0.94.

For the quarter, the company reported Transcatheter Heart Valve Therapy (THVT) sales of $539.2 million, a 46.6 percent growth rate over the first quarter last year, or 31.8 percent on an underlying basis. Growth was led by continued strong therapy adoption across all geographies.
In the U.S., THVT sales for the quarter were $298.8 million, a 38.1 percent growth rate over the first quarter last year, or 39.2 percent on an underlying basis. “Therapy adoption this quarter was strong, with continued growth in procedures across more than 500 hospitals. This growth continues to be driven by the extraordinary performance of our SAPIEN 3 valve and the growing body of evidence that supports excellent patient outcomes and faster recovery,” said Mussallem.
Surgical Heart Valve Therapy sales for the quarter were $199.5 million, up 1.8 percent compared to the first quarter last year, or up 2.6 percent on an underlying basis. This was driven by strong demand for the EDWARDS INTUITY Elite valve system and the supply recovery in mitral valve sales, partially offset by the continuing shift from surgical aortic valves to the SAPIEN 3 valve.
Critical Care sales were $144.8 million for the quarter, representing an increase of 8.4 percent versus last year, or 8.5 percent on an underlying basis.  Solid growth across all product categories was led by double-digit growth in the company's Enhanced Surgical Recovery Program and a lift from a U.S. bulk order.
For the quarter, the company’s gross profit margin was 75.6 percent, compared to 74.1 percent in the same period last year. This increase was driven primarily by a more profitable product mix, led by growing sales of transcatheter valves, partially offset by the impact from foreign exchange.
Selling, general and administrative expenses increased to $229.6 million for the quarter, compared to $212.7 million in the prior year quarter. This increase was driven primarily by sales and marketing expenses relating to transcatheter valves.
Research and development investments for the first quarter increased to $128.7 million, compared to $101.8 million in the prior year period.  This increase was primarily the result of continued investments in transcatheter aortic and mitral valve programs, including the recent acquisition of Valtech Cardio.
Cash flow from operating activities for the first quarter was $128.3 million. After capital spending of $15.9 million, free cash flow was $112.4 million.
Cash, cash equivalents and short-term investments totaled $918.2 million at March 31, 2017.  Total debt was $847.9 million.

During the first quarter, the company repurchased 4.6 million shares for $437.4 million to help offset dilution associated with its Valtech Cardio acquisition and stock-based incentive compensation. Average diluted shares outstanding during the quarter were 216.4 million.
Outlook
For the full year 2017, given the strong start to the year, the company is narrowing its full year sales guidance to $3.2 to $3.4 billion, from $3.0 to $3.4 billion. The company is also raising its estimate for 2017 adjusted earnings per share to $3.43 to $3.55, from $3.30 to $3.45.
For the second quarter of 2017, the company projects sales, excluding the impact of Germany stocking sales, to be between $810 and $850 million, and adjusted earnings per share of $0.82 to $0.92.
“Our strong start to 2017 bolsters our confidence in our focused innovation strategy," said Mussallem. "We believe there are abundant opportunities within our areas of focus to provide meaningful innovations for patients and drive significant organic growth. Our foundation of leadership, coupled with a robust product pipeline, positions us well for continued longer-term success and greater shareholder value.”
 About Edwards Lifesciences
Edwards Lifesciences, based in Irvine, Calif., is the global leader in patient-focused medical innovations for structural heart disease, as well as critical care and surgical monitoring. Driven by a passion to help patients, the company collaborates with the world’s leading clinicians and researchers to address unmet healthcare needs, working to improve patient outcomes and enhance lives. For more information, visit www.Edwards.com and follow us on Twitter @EdwardsLifesci.
Conference Call and Webcast Information
Edwards Lifesciences will be hosting a conference call today at 2:00 p.m. PT to discuss its first quarter results.  To participate in the conference call, dial (877) 407-8037 or (201) 689-8037.  For 72 hours following the call, an audio replay can be accessed by dialing (877) 660-6853 or (201) 612-7415 and using conference number 13658919.  The call will also be available via live or archived webcast on the “Investor Relations” section of the Edwards web site at ir.edwards.com or www.edwards.com. A live stream and archived replay can also be accessed via mobile devices by downloading Edwards’ IR App for iPhone and iPad or Android.
This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements can sometimes be identified by the use of words such as “may,” “will,” “should,” “anticipate,” “believe,” “plan,” “project,” “estimate,”

“expect,” “intend,” “guidance,” “outlook,” “optimistic,” “aspire,” “confident” or other forms of these words or similar expressions and include, but are not limited to, statements made by Mr. Mussallem, 2017 and second quarter financial guidance, and information in the Outlook section. Forward-looking statements are based on estimates and assumptions made by management of the company and are believed to be reasonable, though they are inherently uncertain and difficult to predict. Our forward-looking statements speak only as of the date on which they are made and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the statement. If the company does update or correct one or more of these statements, investors and others should not conclude that the company will make additional updates or corrections.
Forward-looking statements involve risks and uncertainties that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements. Factors that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements include uncertainties associated with the effectiveness and timing of new product launches, competitive dynamics and therapy adoption, particularly for THVT; the timing and scope of regulatory approvals and reimbursement levels for our products; the company’s success in developing new products and avoiding manufacturing and quality issues; the impact of currency exchange rates; the timing or results of pending or future clinical trials and research and development efforts; actions by the U.S. Food and Drug Administration and other regulatory agencies; unexpected litigation impacts or expenses, particularly in our THVT patent litigation; and other risks detailed in the company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2016. These filings, along with important safety information about our products, may be found at edwards.com.
Edwards, Edwards Lifesciences, the stylized E logo, EDWARDS INTUITY Elite, Edwards SAPIEN, Edwards SAPIEN 3, Enhanced Surgical Recovery Program, SAPIEN, SAPIEN 3, and Valtech Cardio are trademarks of Edwards Lifesciences Corporation. All other trademarks are the property of their respective owners.

[1]
“Underlying” amounts are non-GAAP items and in this press release exclude foreign exchange fluctuations, sales return reserves associated with THVT product upgrades and THVT stocking sales in Germany. See the Non-GAAP Financial Information page and reconciliation tables below.

[2]
Adjusted earnings per share is a non-GAAP item computed on a diluted basis and excludes intellectual property litigation expenses, amortization of intellectual property, fair value adjustments to contingent consideration liabilities arising from acquisitions, and THVT stocking sales in Germany. See the Non-GAAP Financial Information page and reconciliation tables below.

EDWARDS LIFESCIENCES CORPORATION
Unaudited Consolidated Statements of Operations
(in millions, except per share data)

	Three Months Ended March 31,
	2017	2016
Net sales	$883.5	$697.3
Cost of sales	215.6	180.3

Gross profit	667.9	517.0

Selling, general, and administrative expenses	229.6	212.7
Research and development expenses	128.7	101.8
Intellectual property litigation expenses	10.2	12.2
Change in fair value of contingent consideration liabilities	1.1	0.6
Interest expense, net	2.4	2.4
Other expense, net	2.3	4.0

Income before provision for income taxes	293.6	183.3

Provision for income taxes	63.4	40.3

Net income	$230.2	$143.0

Earnings per share:
Basic	$1.09	$0.67
Diluted	$1.06	$0.66

Weighted-average common shares outstanding:
Basic	211.2	213.1
Diluted	216.4	217.8

Operating statistics
As a percentage of net sales:
Gross profit	75.6%	74.1%
Selling, general, and administrative expenses	26.0%	30.5%
Research and development expenses	14.6%	14.6%
Income before provision for income taxes	33.2%	26.3%
Net income	26.1%	20.5%

Effective tax rate	21.6%	22.0%

Note: Numbers may not calculate due to rounding.

EDWARDS LIFESCIENCES CORPORATION
Unaudited Balance Sheets
(in millions)

	March 31, 2017	December 31, 2016
ASSETS

Current assets
Cash and cash equivalents	$819.3	$930.1
Short-term investments	98.9	341.0
Accounts and other receivables, net	510.2	414.6
Inventories, net	431.4	396.6
Prepaid expenses	53.0	45.9
Other current assets	105.6	111.8
Total current assets	2,018.4	2,240.0

Long-term investments	519.0	532.1
Property, plant, and equipment, net	588.8	580.0
Goodwill	945.2	626.1
Other intangible assets, net	402.1	204.8
Deferred income taxes	179.1	203.8
Other assets	127.8	123.2

Total assets	$4,780.4	$4,510.0

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued liabilities	$584.8	$532.5

Long-term debt	847.9	822.3
Contingent consideration liabilities	195.6	31.6
Other long-term liabilities	409.4	504.6

Stockholders’ equity
Common stock	243.2	242.6
Additional paid-in capital	1,207.6	1,167.8
Retained earnings	4,145.8	3,906.3
Accumulated other comprehensive loss	(181.5)	(198.4)
Treasury stock, at cost	(2,672.4)	(2,499.3)
Total stockholders’ equity	2,742.7	2,619.0

Total liabilities and stockholders’ equity	$4,780.4	$4,510.0

EDWARDS LIFESCIENCES CORPORATION
Non-GAAP Financial Information

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company uses non-GAAP historical financial measures. Management makes adjustments to the GAAP measures for items (both charges and gains) that (a) do not reflect the core operational activities of the Company, (b) are commonly adjusted within the Company’s industry to enhance comparability of the Company’s financial results with those of its peer group, or (c) are inconsistent in amount or frequency between periods (albeit such items are monitored and controlled with equal diligence relative to core operations). The Company uses the term “underlying” when referring to non-GAAP sales information, which excludes foreign exchange fluctuations, adjustments for discontinued and acquired products, sales return reserves associated with transcatheter heart valve therapy ("THVT") product upgrades, and THVT stocking sales in Germany. The Company uses the term “adjusted” to also exclude intellectual property litigation expenses, amortization of intellectual property, fair value adjustments to contingent consideration liabilities arising from acquisitions, gains and losses from significant investments, impairments, litigation, and business development transactions. Fluctuations in exchange rates impact the comparative results and sales growth rates of the Company's underlying business. Management believes that excluding the impact of foreign exchange rate fluctuations from its sales growth provides investors a more meaningful comparison to historical financial results. The impact of foreign exchange rate fluctuations has been detailed in the "Reconciliation of Sales by Product Group and Region."

Guidance for sales and sales growth rates is provided on an "underlying basis," and projections for diluted earnings per share, net income and growth, gross profit margin, taxes, and free cash flow are also provided on a non-GAAP basis as adjusted for the items identified below due to the inherent difficulty in forecasting such items. The Company is not able to provide a reconciliation of the non-GAAP guidance to comparable GAAP measures due to the unknown effect, timing, and potential significance of special charges or gains, and management's inability to forecast charges associated with future transactions and initiatives.

Management considers free cash flow to be a liquidity measure which provides useful information to management and investors about the amount of cash generated by business operations, after deducting payments for capital expenditures, which can then be used for strategic opportunities or other business purposes including, among others, investing in the Company's business, making strategic acquisitions, strengthening the balance sheet, and repurchasing stock.

Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results, and evaluating current performance. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company's operations by investors that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting the Company's business and facilitate comparability to historical periods.

Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. A reconciliation of non-GAAP historical financial measures to the most comparable GAAP measure is provided in the tables below.

The items described below are adjustments to the GAAP financial results in the reconciliations that follow:

THVT Germany Stocking Sales - In the first quarter of 2017, the Company recorded $61.8 million in stocking sales ($48.0 million, net of related costs) to customers in Germany, as these customers elected to purchase additional inventory in anticipation of a potential supply interruption resulting from recent intellectual property litigation.

THVT Sales Return Reserve and Related Costs - In the first quarter of 2016, the Company recorded a $1.7 million reversal of its sales return reserve ($1.5 million, net of related costs) upon delivery of the next-generation THVT products in the United States.   In addition, in the first quarter of 2016, the Company recorded inventory reserves of $1.6 million related to estimated excess THVT inventory expected upon introduction of next-generation THVT products in Japan.

Intellectual Property Litigation Expenses - The Company incurred intellectual property litigation expenses of $10.2 million and $12.2 million in the first quarter of 2017 and 2016, respectively.

Amortization of Intellectual Property - The Company recorded amortization expense of $2.1 million and $1.7 million in the first quarter of 2017 and 2016, respectively, related to intellectual property.

Change in Fair Value of Contingent Consideration Liabilities - The Company recorded expenses of $1.1 million and $0.6 million in the first quarter of 2017 and 2016, respectively, related to changes in the fair value of its contingent consideration liabilities arising from acquisitions.

EDWARDS LIFESCIENCES CORPORATION
Unaudited Reconciliation of GAAP to Non-GAAP Financial Information
(in millions, except per share data)

RECONCILIATION OF GAAP TO ADJUSTED NET INCOME

	Three Months Ended March 31,
	2017	2016
GAAP Net Income	$230.2	$143.0
Growth Rate %	61.0%

Non-GAAP adjustments: (A)
THVT Germany stocking sales	(48.0)	—
THVT sales return reserve and related costs	—	0.1
Intellectual property litigation expenses	10.2	12.2
Amortization of intellectual property	2.1	1.7
Change in fair value of contingent consideration liabilities	1.1	0.6

Provision for income taxes
Tax effect on reconciling items (B)	6.9	(3.4)
Adjusted Net Income	$202.5	$154.2
Growth Rate %	31.3%

RECONCILIATION OF GAAP TO ADJUSTED DILUTED EARNINGS PER SHARE

GAAP Diluted Earnings Per Share	$1.06	$0.66
Growth Rate %	60.6%

Non-GAAP adjustments: (A), (C)
THVT Germany stocking sales	(0.17)	—
Intellectual property litigation expenses	0.03	0.04
Amortization of intellectual property	0.01	0.01
Change in fair value of contingent consideration liabilities	0.01	—
Adjusted Diluted Earnings Per Share	$0.94	$0.71
Growth Rate %	32.4%

Note: Numbers may not calculate due to rounding.

(A)	See description of non-GAAP adjustments on the "Non-GAAP Financial Information" page.

(B)
The tax effect on non-GAAP adjustments is calculated based upon the impact of the relevant tax jurisdictions’ statutory tax rates on the Company’s estimated annual effective tax rate, or discrete rate in the quarter, as applicable. The tax effect on the THVT Germany stocking sales adjustment is calculated using the global effective tax rate.

(C)
All amounts are tax effected, calculated based upon the impact of the relevant tax jurisdictions’ statutory tax rates on the Company’s estimated annual effective tax rate, or discrete rate in the quarter, as applicable.

EDWARDS LIFESCIENCES CORPORATION
Unaudited Reconciliation of GAAP to Non-GAAP Financial Information
($ in millions)

THVT UNITED STATES UNDERLYING SALES GROWTH

	Three Months Ended March 31,
	2017	2016
THVT United States GAAP Sales	$298.8	$216.4
Adjustment for THVT sales return reserve	—	(1.7)
THVT United States Underlying Sales	$298.8	$214.7
Underlying Growth Rate %	39.2%

THVT OUTSIDE THE UNITED STATES UNDERLYING SALES GROWTH

	Three Months Ended March 31,
(in millions)	2017	2016
GAAP THV Outside the United States Sales	$240.4	$151.4
Adjustment for THVT Germany stocking sales	(61.8)	—
Foreign exchange impact	—	(4.0)
THV Outside the United States Underlying Sales	$178.6	$147.4
Underlying Growth Rate %	21.2%

EDWARDS LIFESCIENCES CORPORATION
Unaudited Reconciliation of GAAP to Non-GAAP Financial Information
($ in millions)

RECONCILIATION OF SALES BY PRODUCT GROUP AND REGION

					2017 Adjusted		2016 Adjusted
Sales by Product Group (QTD)	1Q 2017	1Q 2016	Change	GAAP Growth Rate*	Germany Stocking	1Q 2017 Underlying Sales	Sales Return Reserve	FX Impact	1Q 2016 Underlying Sales	Underlying Growth Rate *
Transcatheter Heart Valve Therapy	$539.2	$367.8	$171.4	46.6%	$(61.8)	$477.4	$(1.7)	$(4.0)	$362.1	31.8%
Surgical Heart Valve Therapy	199.5	195.9	3.6	1.8%	—	199.5	—	(1.4)	194.5	2.6%
Critical Care	144.8	133.6	11.2	8.4%	—	144.8	—	(0.2)	133.4	8.5%
Total	$883.5	$697.3	$186.2	26.7%	$(61.8)	$821.7	$(1.7)	$(5.6)	$690.0	19.1%

					2017 Adjusted		2016 Adjusted
Sales by Region (QTD)	1Q 2017	1Q 2016	Change	GAAP Growth Rate*	Germany Stocking	1Q 2017 Underlying Sales	Sales Return Reserve	FX Impact	1Q 2016 Underlying Sales	Underlying Growth Rate *
United States	$464.6	$375.6	$89.0	23.7%	$—	$464.6	$(1.7)	$—	$373.9	24.3%
Europe	261.0	188.5	72.5	38.4%	(61.8)	199.2	—	(8.2)	180.3	10.5%
Japan	79.3	66.6	12.7	19.1%	—	79.3	—	0.8	67.4	17.7%
Rest of World	78.6	66.6	12.0	17.9%	—	78.6	—	1.8	68.4	14.9%
International	418.9	321.7	97.2	30.2%	(61.8)	357.1	—	(5.6)	316.1	13.0%
Total	$883.5	$697.3	$186.2	26.7%	$(61.8)	$821.7	$(1.7)	$(5.6)	$690.0	19.1%

* Numbers may not calculate due to rounding.